Exhibit 10.2
Del Monte Foods Company Annual Incentive Plan
Fiscal 2007 Targeted Percentage and Weighting of Objectives for Named Executive Officers
as Approved by the Compensation Committee of the Board of Directors
of Del Monte Foods Company

		Weighting of Objectives (1)
		Corporate	Business	Individual Objectives/
	Targeted Percentage of	Financial	Unit	Management By	Possible Range
Name	Fiscal Year Earnings	Objectives	Objectives	Objectives (MBOs)	of Score (2)

Richard G. Wolford	110.00% (3)	75%	-	25%	0-200% of target

David L. Meyers	70.00% (3)	75%	-	25%	0-200% of target

Timothy A. Cole	70.00% (4)	75%	-	25%	0-200% of target

Nils Lommerin	70.00% (3)	75%	-	25%	0-200% of target

(1)	The relative 75%/25% weighting of Corporate Financial Objectives to Individual Objectives / Management By Objectives (MBOs) established for fiscal 2007 is the same as the relative weighting of Corporate Financial Objectives to Individual Objectives / Management By Objectives (MBOs) established for fiscal 2006.

(2)	Possible range of scoring for each component (Corporate Financial Objectives, Business Unit Objectives, Individual Objectives / Management By Objectives (MBOs)). The 0-200% possible range of scoring established for fiscal 2007 is the same as the 0-200% possible range of scoring established for fiscal 2006. Note: the maximum amount payable to any participant for any Plan Year under the Plan is $2,000,000 or 200% of such participant’s Fiscal Year Earnings, whichever is less.

(3)	Targeted Percentage of Fiscal Year Earnings established for fiscal 2007 is the same as the Targeted Percentage of Fiscal Year Earnings established for fiscal 2006.

(4)	Targeted Percentage of Fiscal Year Earnings established for fiscal 2007, as approved by the Compensation Committee on September 21, 2006, is higher than the Targeted Percentage of Fiscal Year Earnings established for fiscal 2006.